Exhibit 99.1




Contact:   Kenneth R. Meyers, Executive Vice President - Finance, U.S. Cellular
           (773)399-8900 email: kmeyers@uscellular.com

           Mark A. Steinkrauss, Vice President, Corporate Relations, Telephone and Data Systems, Inc. (312)592-5348 mark.steinkrauss@teldta.com

FOR RELEASE: IMMEDIATE


STRONG CUSTOMER GROWTH AND DIGITAL MIGRATION WILL REDUCE FOURTH QUARTER OPERATING CASH FLOW AT USM

December 21, 2000, Chicago, Illinois - United States Cellular Corporation [AMEX:USM] said today that customer additions continue to exceed plan in the fourth quarter as they did for the first three quarters of the year. Just last week the company announced that it had added its three millionth customer just two years after reaching the two million customer mark. The company now anticipates that net customer additions for 2000 will be approximately 460,000. In addition, the company's digital migration is proceeding more rapidly than anticipated. A large percentage of new customers and many existing customers have elected digital service. Fully 45% of the company's customer base was digital as of November 30, 2000.

The company also reported that it has increased spending to support higher customer service levels at its five customer call centers. The company is committed to improving customer service to best in class, to ensure that customer satisfaction will continue to provide U.S. Cellular a competitive edge.

The company anticipates that these results will generate significant revenue growth in 2001 and beyond. These results will also inevitably reduce operating cash flow for the current quarter below previous expectations. The company now projects that it will achieve approximately $550 million of operating cash flow for the year on service revenues of approximately $1.5 billion.


The company's current expectations for 2001 are as follows:

   -   Net customer additions of approximately 450,000 to 460,000

   -   Service revenue of approximately $1.7 billion

   -   Operating cash flow in a range of $665 million to $675 million

   -   Capital spending in a range of $425 million to $450 million.


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U.S. Cellular will hold a teleconference  today, December 21, 2000, at 8:00 a.m.
Chicago time.  Interested  parties may listen to the call live over the Internet
through        TDS's        web       site        listed        below,        or
http://www.videonewswire.com/TDS/122100/,    or   connect   by    telephone   at
800/540-0559 passcode: TDS. The conference call will be archived on the TDS web site at http://www.teldta.com.

All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect forward-looking statements include, but are not limited to: general economic and business conditions, both nationally and in the regions in which the company operates; technology changes; competition; changes in business strategy or development plans; acquisitions/divestitures of properties and/or licenses; changes in governmental regulations; availability of future financing; and changes in growth in cellular customers, penetration rates, churn rates and roaming rates. Investors are encouraged to consider these and other risks and uncertainties that are discussed in documents filed by USM with the Securities and Exchange Commission. ("SEC"). USM undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Based in Chicago, U.S. Cellular manages and invests in cellular systems throughout the United States. At September 30, USM managed operational systems serving 144 markets.

For more information about USM or TDS, visit the web sites at:

TDS: http://www.teldta.com
USM: http://www.uscellular.com


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